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Exhibit 21.1

Subsidiaries of Noble Environmental Power, LLC

Name of Subsidiary	Jurisdiction of Organization
Noble Environmental Power Hold Co, LLC	Delaware
Noble Environmental Power 2006 Hold Co, LLC	Delaware
Noble Clinton Windpark I, LLC	Delaware
Noble Ellenburg Windpark, LLC	Delaware
Noble Altona Windpark, LLC	Delaware
Noble Bliss Windpark, LLC	Delaware
Noble Wind Operations, LLC	Delaware
Noble Equipment Resources, LLC	Delaware
Noble Management Services, LLC	Delaware
Noble Environmental Power 2007 Equipment Co., LLC	Delaware
Noble Environmental Power 2008 Equipment Co., LLC	Delaware
Noble Services, Inc.	Delaware
Noble Transmission, LLC	Delaware
NTW Transmission, LLC	Delaware
NTW Transmissions, LLC	Delaware
Noble Chateaugay Windpark, LLC	Delaware
Noble Farmersville Windpark, LLC	Delaware
Coos County Transmission, LLC	Delaware
Noble Clinton Windpark II, LLC	Delaware
Allegany Flight Center, LLC	Delaware
Noble Bliss Windpark II, LLC	Delaware
Blue Hill Windpark, LLC	Delaware
Noble Bellmont Windpark, LLC	Delaware
Noble Environmental Power 2007 Hold Co., LLC	Delaware
Granite Reliable Power, LLC	Delaware
Noble Thumb Windpark III, LLC	Delaware
Noble Thumb Windpark IV, LLC	Delaware
Noble Thumb Windpark I, LLC	Delaware
Noble Thumb Windpark, LLC	Delaware
Grandpa's Knob Windpark, LLC	Delaware
Paris Generation, LLC	Delaware
Noble Wethersfield Windpark, LLC	Delaware
Noble Malone Windpark, LLC	Delaware
Noble Allegany Windpark, LLC	Delaware
Noble Development, LLC	Delaware
Noble Ball Hill Windpark, LLC	Delaware
Noble Arkwright Windpark, LLC	Delaware
Noble Thumb Huron Windpark, LLC	Delaware
Noble Thumb Sanilac Windpark, LLC	Delaware
Noble Constructors, LLC	Delaware
Polo Ranch Windpark, LLC	Delaware
Noble Environmental Power Hold Co. Prime, LLC	Delaware
Noble Environmental Power 2006 Equipment Co., LLC	Delaware
Noble Environmental Power 2008 Hold Co., LLC	Delaware
Noble Great Plains Acquisition, LLC	Delaware
Noble Environmental Power 2009 Equipment Co., LLC	Delaware
NEP Equipment Finance Hold Co., LLC	Delaware
NEP Equipment Finance Co., LLC	Delaware

Noble Superior Windpark, LLC	Delaware
Noble Chateaugay Windpark II, LLC	Delaware
Noble Burke Windpark, LLC	Delaware
Noble Passadumkeag Windpark, LLC	Delaware
Noble Mitchell County Windpark, LLC	Delaware
North Texas Wind Center, LLC	Delaware
Noble Credit Funding, LLC	Delaware
Noble Flat Hill Windpark I, LLC	Delaware
Noble Flat Hill Windpark II, LLC	Delaware
Noble Granite Reliable Hold Co., LLC	Delaware
Noble Great Plains Windpark, LLC	Delaware
Noble Environmental Power 2008 Hold Co. Prime, LLC	Delaware
Noble Red Bank Windpark, LLC	Delaware
Noble Laredo Windpark, LLC	Delaware
Noble Environmental Power 2008 Texas Hold Co., LLC	Delaware
Noble Great Plains Windpark II, LLC	Delaware
Granite Equipment Co., LLC	Delaware
Noble Credit Funding II, LLC	Delaware
Noble Environmental Power 2010 Equipment Co., LLC	Delaware
Noble Harrigan Hill Windpark, LLC	Delaware
Noble Panhandle Windpark, LLC	Delaware
Noble Thumb Windpark II, LLC	Delaware

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  Exhibit 21.1
Subsidiaries of Noble Environmental Power, LLC